UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2008
Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.
(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117
(Address of principal executive offices and zip code)

  (800) 232-3888
 (Company’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – The Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

The registrant hereby incorporates by reference the disclosure made in Item 5.02 below.

Section 5 - Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas A. “Kip” Hyde, Jr. Employment Agreement

On December 31, 2008, the Board of Directors (the “Board”) of Teletouch Communications, Inc. (the “Company”) approved an executive employment agreement with an effective date of June 1, 2008 (the “Hyde Agreement”) by and between the Company and Thomas A. “Kip” Hyde, Jr. the Company’s present President and Chief Operating Officer, as well as Chief Executive Officer of certain of the Company’s subsidiaries.

Mr. Hyde joined Teletouch in October 2004, serving as Chief Executive Officer through November 2006. In November 2006, Mr. Hyde was then named President and Chief Operating Officer of Teletouch, and Chief Executive Officer of its principal wholly-owned operating company subsidiary, Progressive Concepts, Inc. (“PCI”). Prior to this, Mr. Hyde was employed by Progressive Concepts Communications, Inc. (“PCCI”), the parent holding company controlled by PCCI Chairman, Robert McMurrey, starting in October 2002, as General Manager its PCI-Hawk Electronics Home & Commercial Services groups. In June 2003, Mr. Hyde was also named as President of State Hawk Security, Inc., a wholly-owned financial services subsidiary of PCCI, involved in the purchasing and financing of security contracts. Prior to joining PCCI, Mr. Hyde was President & CEO of Greenland Corporation, a San Diego, CA-based financial services systems development company, and a services provider to his previous employer, Dallas, TX-based, Affiliated Computer Services. While at ACS, Mr. Hyde served in a number of senior management roles, including Corporate VP for ACS’ Financial Services division, and later, for ACS Retail Solutions, Inc. (“RSI”), a wholly-owned subsidiary providing large-scale enterprise retail systems and technical help desk support. RSI major clients included 7-Eleven, Inc., Denny’s Restaurants Group, Zale Corporation, supporting retail systems deployed in over 12,000 locations throughout North America. While at ACS, Mr. Hyde was awarded U.S. Patent #6,038,553 for an automated check cashing and financial services technology platform (now known as Vcom™) installed in nearly 2,000 7-11 stores. Mr. Hyde holds a B.A. degree in Finance from The University of Texas at Austin.

Mr. Hyde will continue to be engaged on a full-time basis with the authority to oversee all of the Company’s operational aspects and perform such responsibilities, duties and render such services as may be customary to the offices of the President and Chief Operating Officer of the Company, as well as Chief Executive Officer of certain of the Company’s subsidiaries.

There is no arrangement or understanding between Mr. Hyde and any other persons pursuant to which he continues to be appointed as discussed above. Nor are there any family relationships between Mr. Hyde and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Under the terms and provisions of the Hyde Agreement, the term of his employment with the Company commences on June 1, 2008 for an initial term ending May 31, 2011, and automatically renews for successive additional one year term(s), unless either the Company or Mr. Hyde gives the other party an advance written notice not to renew the Hyde Agreement.  Further, Mr. Hyde will be entitled to:

•         annual base salary of $325,000 during the term of his employment, subject to review by the Board for subsequent increases on an annual basis;

•         annual bonus if, in the sole discretion of the Board, he meets the Company’s performance targets as set and determined by the Compensation Committee of the Board;

•         at least 254,167 10-year options to purchase shares of common stock of the Company (with exact number of such options is to be finalized by the Compensation Committee of the Board) under its exiting equity compensation plan, on the last business date of each fiscal year the Hyde Agreement is in effect, each of which grants will be vested fully on the grant date and subject to other terms and provisions as may be set forth in each stock option agreement evidencing each such grant.

•         participate in all medical, dental, life, and disability insurance, participation in the Company’s 401(k) plan, and other benefits available to all full-time employees of the Company, subject to eligibility requirements.

The Agreement may be terminated by the Company in the event of Mr. Hyde’s (i) disability, (ii) death, (iii) not for Cause (as defined below), for any reason and in the Company’s sole and absolute discretion, provided that the Company will continue to pay to the base salary then in effect for no less than a year and no more than then remaining term of the Agreement, (iv) for Cause, which includes, without limitation, (1) the indictment of, or the bringing of formal charges against Mr. Hyde involving criminal fraud or embezzlement; (2) his conviction of a crime involving an act or acts of dishonesty, fraud or moral turpitude, which act or acts constitute a felony; (3) his continued failure to substantially perform his duties under the Agreement, as reasonably determined by the Board, which is not cured in a reasonable time, (4) his having willfully caused the Company, without the approval of the Board, to fail to abide by either a valid material contract to which the Company is a party or the Company’s Bylaws; (5) his having committed acts or omissions constituting gross negligence or willful misconduct with respect to the Company; (6) his having committed acts or omissions constituting a material breach of duty of loyalty or fiduciary duty to the Company or any material act of dishonesty or fraud with respect to the Company which are not cured in a reasonable time; or (7) his having committed acts or omissions constituting a material breach of this Hyde Agreement which are not cured in a reasonable time.  In the event of termination in the event of death, disability or not for Cause, the Company will pay all amounts then due to Mr. Hyde under the Hyde Agreement for any portion of the payroll period worked but for which payment had not yet been made up to the date of termination.  In the event of termination for Cause, the Company will have no further obligations to Hyde under this Hyde Agreement, and any and all options granted hereunder will terminate according to their terms.

The Hyde Agreement may also be terminated by Mr. Hyde for Good Reason, which will be deemed to exist: (i) if the Board fails to elect or reelect Mr. Hyde to, or removes him from, any of the offices of the President and Chief Operating Officer of the Company absent Cause; (ii) if the Board fails to nominate him to serve on the Board at the first meeting of the Board following

December 31, 2008; (iii) if the scope of his duties, responsibilities, authority or position is significantly reduced (but not excluding changes resulting from a sale of the Company, whether by merger, tender offer or otherwise) provided that Mr. Hyde will act by written notice of his belief that such event has occurred within 30 days of any such diminution in the scope of his duties, responsibilities, authority or position; or (iv) if the Company shall have continued to fail to comply with any material provision of the Hyde Agreement after a 30-day period to cure (if such failure is curable) following written notice to the Company of such non-compliance.

The Hyde Agreement also contains confidentiality, non-competition and other additional provisions which are customary to employment agreements of this nature.  The foregoing description of the Hyde Agreement does not purport to be complete and is qualified in its entirety by the copy of the agreement attached hereto as Exhibits 10.1 and is incorporated herein by reference.

The Audit Committee of the Board has reviewed and approved the terms and provisions of the Hyde Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

       10.1      Employment Agreement by and between Teletouch Communications, Inc. and Thomas A. “Kip” Hyde, Jr.

dated December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 6, 2009	By: /s/	Thomas A. Hyde, Jr.
			Name:	Thomas A. "Kip" Hyde, Jr.
			Title:	President, Chief Operating Officer